EXHIBIT 23

                   KOFLER, LEVENSTEIN, ROMANOTTO & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS







                        CONSENT OF INDEPENDENT AUDITORS





     We consent to the inclusion in the proxy statement of Advanced Orthopedic Technologies, Inc. of our report dated March 1, 1996, with respect to the consolidated financial statements and schedules included in the annual report on Form 10-KSB for the year ended December 31, 1996.


                                  /s/ KOFLER, LEVENSTEIN, ROMANOTTO & CO., P.C.
                                  ----------------------------------------------
                                  Kofler, Levenstein, Romanotto & Co., P.C.
                                  Certified Public Accountants



Rockville Centre, New York
November 6, 1996








             100 Merrick Road ... Rockville Centre, New York 11570
                      (516) 536-0300   Fax (516) 536-0125